UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  August 21, 2007

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code                                                                                                           (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Apointment of Certain Officers; Compensatory Arrangements of Certain Officers
(f)	On August 21, 2007, the Compensation Committee of the Board of Directors of LSI Industries Inc. took the following actions relating to executive compensation:

Fiscal 2007 Executive Compensation Matters

The Compensation Committee approved the payout of cash bonuses for fiscal 2007 to the Company’s executive officers under the Company’s discretionary Annual Incentive Compensation Plan.  The amount of cash bonuses approved by the Compensation Committee to be paid to the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) are set forth in the table below.

Fiscal 2008 Executive Compensation Matters

A.
The Compensation Committee approved increases in the annual base salaries of the Company’s executive officers to be effective September 3, 2007.  The annual base salary approved by the Compensation Committee for the Company’s named executive officers is set forth in the table below.  The Compensation Committee also granted the stock options, effective August 24, 2007, to the executives listed in the table below.

Executive Compensation Table

Name	Fiscal 2007 Cash Bonus	Fiscal 2008 Base Salary (effective 9/3/07)	Stock Options Grant Date 8/24/07
Robert J. Ready President and Chief Executive Officer	$155,000	$630,000	20,000

James P. Sferra Secretary, and Executive Vice President,Manufacturing	$125,000	$500,000	20,000

Ronald S. Stowell Vice President, Chief Financial Officer & Treasurer	$75,000	$276,168	25,000

Scott D. Ready President, LSI Lighting Solutions Plus	$20,000	$260,000	25,000

David W. McCauley President, LSI Graphics Solutions Plus, and President, Grady McCauley Inc.	$60,000	$242,000	25,000

Fred D. Jalbout President, LSI Technology Solutions Plus, and President, LSI Saco Technology	--	$236,000	25,000

B.	The Compensation Committee approved stock option grants to the Company’s non-employee directors effective August 24, 2007, as indicated in the table below.

Director Stock Option Grant

Name	Stock Options (Grant Date 8/24/07)
Gary P. Kreider	2,500
Dennis B. Meyer	2,500
Wilfred T. O’Gara	2,500
Mark A. Serrianne	2,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC.

	By:	/s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)

August 27, 2007